UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011

Repligen Corporation

(Exact name of registrant as specified in charter)

Delaware	0-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2011, Walter C. Herlihy, the President and Chief Executive Officer of Repligen Corporation (“Repligen”), James R. Rusche, Repligen’s Senior Vice President, Research and Development, and Daniel P. Witt, Repligen’s Vice President, Operations, each agreed to surrender stock options to purchase 50,000, 20,000 and 10,000 shares, respectively, of Repligen’s common stock, which had an exercise price of $2.66 per share and were scheduled to expire on April 3, 2011. In exchange for surrendering these stock options, Drs. Herlihy, Rusche and Witt received a cash payment of $52,000, $20,800 and $10,400, respectively, which represented the difference between the closing price of Repligen’s common stock on March 30, 2011 and $2.66, multiplied by the total number of shares subject to the stock option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: March 31, 2011	By:	/s/ Walter C. Herlihy
Walter C. Herlihy
President and Chief Executive Officer